Filed Pursuant to Rule 433
Registration Statement No. 333-133985
May 14, 2007

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

$ [168,242,000]
LEHMAN XS TRUST, SERIES 2007-6
SENIOR/SUBORDINATE CERTIFICATES
GROUP I (pool 1A & 1B)

Lehman Brothers Holdings Inc.
(Sponsor and Seller)

Structured Asset Securities Corporation
(Depositor)

LaSalle Bank National Association
(Trustee)

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Before you invest, you should read the term sheet supplement dated April 20, 2007 and the prospectus dated March 26, 2007 (this may be obtained on Lehman Brothers’ web site http://www.lehman.com/pub/sasco) conveyed with this document as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. See the information in the legend below to learn how to get these documents.

Risk Factors

The Certificates will be subject to certain risks. You should carefully consider the information provided under “Risk Factors” in the terms sheet supplement dated April 20, 2007 and the prospectus dated March 26, 2007 which is conveyed with this document.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Bond Summary

Class	Approximate Size ($) (1)	Initial Coupon (2)	Est. WAL (yrs.) Call/Mat(3)	Principal Window (mths.) to Call/Mat (3)	Approx Initial Credit Support (4)	Principal Type	Interest Accrual Convention	Delay
1-A(6)	[$435,909,000]	[6.51%]	[ / ]	[ / ]	[30.00%]	Super Senior Fixed	30 / 360	24 day
2-A	[$158,738,000]	1mL + []	[ / ]	[ / ]	[40.00%]	Super Senior Floater	Actual / 360	0 day
A2 (7)	[$92,116,000]	1mL + []	[ / ]	[ / ]	[22.60%]	Senior Support Floater	Actual / 360	0 day
A3 (7)	[$76,308,000]	1mL + []	[ / ]	[ / ]	[14.00%]	Senior Support Floater	Actual / 360	0 day
2-AIO(5)(6)	[$227,525,000]	[6.24%] - 1mL	N/A	N/A	N/A	Inverse Interest Only	Actual / 360	0 day
I-M1(6)	[$51,020,000]	1mL + []	[ / ]	[ / ]	[8.25%]	Sub PT	Actual / 360	0 day
I-M2 (6)	[$33,273,000]	1mL + []	[ / ]	[ / ]	[4.50%]	Sub PT	Actual / 360	0 day
I-M3 (6)	[$22,182,000]	1mL + []	[ / ]	[ / ]	[2.00%]	Sub PT	Actual / 360	0 day

(1.)	Bond sizes are subject to a permitted variance of ±10% in the aggregate.

(2.)
Each class of Offered Certificates is subject to the applicable Net Funds Cap, as described on page [15]. One Month LIBOR (“1mL”) for the (i) Class 2-A, A2, and A3 (the “Senior Floating Rate Certificates”) and (ii) the Class I-M1, I-M2 and I-M3 (the “Subordinate Floating Rate Certificates”) for the first accrual period will be determined two business days prior to the Closing Date. The spread on the Senior Floating Rate Certificates will increase to 2.0 times the initial margin for such certificates on each Distribution Date occurring after the date on which the 10% Optional Call may be exercised. The spread on the Subordinate Floating Rate Certificates will increase to 1.5 times the initial margin for such certificates on each Distribution Date occurring after the date on which the 10% Optional Call may be exercised. On and after the 59th Distribution Date, The Class 1-A Certificates will accrue interest at the lesser of (1) Six Month LIBOR plus 1.25% and (2) the Pool 1A Net Funds Cap. The Class 2-AIO Certificates will accrue interest at the lesser of (1) [6.24%] minus 1mL for such Distribution Date and (2) the Pool 1B Net Funds Cap minus the weighted average coupon of the Class 2-A and Class 2-A2 for such Distribution Date, subject to a minimum rate of 0.00% per annum. Interest will accrue on the Class A2 and A3 Certificates based on the weighted average of the interest rates of its principal components, as described herein.

(3.)
The weighted average lives (“WAL”) and Principal Window (number of months between the first and last principal payment received) assume prepayments occur at the Pricing Speed and the certificates pay on the 25th of each month beginning in May 2007. The WAL to Call assumes the 10% Optional Call is exercised on the first eligible Distribution Date.

(4.)
The initial O/C amount on the Closing Date will equal [2.00%] of the Cut-Off Date collateral balance. Initial credit support for a class equals (i) the percentage of the certificates (as a product of the mortgage loan balance) subordinate to such class plus (ii) the O/C Target amount. The O/C Target is [2.00%] of Cut-Off Date collateral balance. Rating levels are subject to final approval.

(5.)
The Class 2-AIO will be interest only certificates; it will not be entitled to payments of principal and will accrue interest on its notional balance, which is based on the combined principal balance of the Class 2-A and Class 2-A2 Certificates. After month 58, the Class 2-AIO will not be entitled to payments of any kind.

(6.)	Not offered under this term sheet.

(7.)	The components of the Class A2 and Class A3 Certificates will have the designations and approximate initial Component Principal Amounts and Interest Rates set forth below:

	Approx. Initial Component Principal Amount	Interest Rate
A2 (1) Component	$46,082,000	1mL + []
A2 (2) Component	$46,034,000	1mL + []
A3 (1) Component	$53,555,000	1mL + []
A3 (2) Component	$22,753,000	1mL + []

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Transaction Overview

Structure:	Senior/ Subordinate with Overcollateralization.

Pricing Speed:	Group 1A: 25% CPR
Group 1B: 25% CPR

Mortgage Pool:
The Mortgage Pool consists of conventional, first lien, adjustable, fully amortizing and balloon residential mortgage loans having a total principal balance of approximately $887,292,909 as of the Cut-Off Date. Certain characteristics of the mortgage loans are described on pages 23-54 of this term sheet, subject to a permitted variance of + 10% in the aggregate.

The Issuing Entity will also be issuing certificates from other mortgage pools, which will not be cross-collateralized with the Certificates issued from this Mortgage Pool in any way.

Credit Enhancement:
The initial credit support (“C/E”) for a class equals the (i) percentage of the certificates subordinate to such class plus (ii) the initial overcollateralization (“O/C”) amount. Rating levels are subject to final approval.

Losses that otherwise would be allocated to Class 1-A Certificates and A2(1) Component relating to the Class A2 Certificates will be allocated instead to the A3(1) Component relating to the Class A3 Certificates until reduced to zero. After the A3(1) Component relating to the Class A3 Certificates has been reduced to zero, losses that otherwise would be allocated to Class 1-A Certificates will be allocated instead to the A2(1) Component relating to the Class A2 Certificates until reduced to zero.

Losses that otherwise would be allocated to Class 2-A Certificates and A2(2) Component relating to the Class A2 Certificates will be allocated instead to the A3(2) Component relating to the Class A3 Certificates until reduced to zero. After the A3(2) Component relating to the Class A3 Certificates has been reduced to zero, losses that otherwise would be allocated to Class 2-A Certificates will be allocated instead to the A2(2) Component relating to the Class A2 Certificates until reduced to zero.

The Senior Certificates will have limited protection by means of the subordination of the Crossed Subordinate Certificates, as well as overcollateralization and excess interest.

Ratings:	All Classes of Senior Certificates are expected to be rated [AAA/Aaa] by two of three rating agencies.

Issuing Entity:	Lehman XS Trust, 2007-6

Closing Date:	May 11, 2007

Cut-Off Date:	April 1, 2007

Distribution Date:	The 25th day of each month, or if the 25th day is not a business day, on the next succeeding business day, beginning in May 25, 2007

Servicing Fee:
Approximately 99.90% of the loans have servicing fee of 0.250% per annum, and approximately 50.02% of the loans have step-up of 0.125% per annum to a rate of 0.375% per annum after the first rate reset date. Approximately 0.10% of the loans have servicing fee of 0.375% per annum.

Master Servicer:	Aurora Loan Services LLC (an affiliate of Lehman Brothers)

Servicers:	Aurora Loan Services LLC (an affiliate of Lehman Brothers) will service approximately 98.11% of the loans. No other servicers will service 10.00% or more of the loans.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Originators:	Lehman Brothers Bank, FSB, originated approximately 95.97% of the loans. No other originators originated 10.00% or more of the loans.

Senior Certificates:	Class 1-A, Class 2-A, Class A2, Class A3, and Class 2-AIO Certificates

Group 1A Senior Certificates:	Class 1-A Certificates, A2(1) Component relating to the Class A2 Certificates, and A3(1) Component relating to the Class A3 Certificates

Group 1B Senior Certificates:	Class 2-A Certificates, A2(2) Component relating to the Class A2 Certificates, and A3(2) Component relating to the Class A3 Certificates, and Class 2-AIO Certificates

Crossed Subordinate	Class I-M1, Class I-M2, and Class I-M3 Certificates
Certificates

The Certificates:	The Senior Certificates and the Crossed Subordinate Certificates

SMMEA Eligibility:	The Senior Certificates will be SMMEA eligible.

ERISA Eligibility:	The Senior Certificates are expected to be ERISA eligible.

Interest Rate:
The Interest Rate for the Senior Certificates (other than the Class 2-AIO Certificates) and the Crossed Subordinate Certificates for any Accrual Period will be equal to the lesser of (1) the rate described in the table on page 3 of this term sheet and (2) the Net Funds Cap (as defined below). The Interest Rate for the Class 2-AIO Certificates will equal to the lesser of (i) the rate set on page 3 (for the first 58 Distribution Dates) and (ii) the excess of Pool 1B Net Funds Cap (as defined herein) over the weighted average coupon of Class 2-A Certificates, A2(2) Component relating to the Class A2 Certificates, and A3(2) Component relating to the Class A3 Certificates. On and after the 59th Distribution Date, the Class 2-AIO will not be entitled to distributions of any kind.

Interest Rate Swap:
An interest rate swap will be purchased for the Trust for the benefit of the Senior Certificates (other than the Class 1-A Certificates and Class 2-AIO Certificates) and the Crossed Subordinate Certificates. Proceeds derived from the interest rate swap will be applied to pay certain interest shortfalls, cover Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, maintain overcollateralization and pay back any Deferred Amounts, and any applicable interest accrued on such amounts, as further described below.

The [fifty-nine] month interest rate swap will obligate the Trust to pay a strike rate as set forth in the table on page 13 of this termsheet on the swap notional amount in each period. The Trust will receive payments equal to an annual rate of [one-month LIBOR] on the swap notional amount for each period over the life of the interest rate swap.

Interest Rate Cap:
An interest rate cap will be purchased for the Trust Fund for the benefit of the Senior Certificates (other than the Class 1-A and Class 2-AIO Certificates) and the Crossed Subordinate Certificates. Proceeds derived from the interest rate cap will be applied to pay interest certain shortfalls, cover Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, maintain overcollateralization and pay back Deferred Amounts, and any applicable interest accrued on such amounts, as applicable, as further described below.

The [fifty-nine] month Interest Rate Cap will have a strike rate as set forth in the table on page 11 of this termsheet. It will contribute cash in the event one-month LIBOR rises above its strike rate.

Legal Final Maturity:	April 25, 2037

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Optional Redemption:
The transaction can be called by the Master Servicer on any Distribution Date following the month in which the loan principal balance of the Mortgage Loans is reduced to less than 10% of the Cut-Off Date collateral balance.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Principal Payment Priority

I. Prior to the Stepdown Date, or whenever a Trigger Event is in effect, in the following order of priority:

1)
For deposit into the Swap Account any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty, in the case of Group 1A based on the Group 1A Swap Percentage and in the case of Group 1B based on the Group 1B Swap Percentage (to the extent not distributed previously according to “Interest Payment Priority” below);

2)
For deposit into the Swap Account, the portion of any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty from the unrelated pool (to the extent not paid previously from clause I(1) above);

3)	To pay concurrently to the following:

A)
The Principal Distribution Amount from Group 1A to the Class 1-A Certificates , A2(1) Component relating to the Class A2 Certificates, and A3(1) Component relating to the Class A3 Certificates, pro rata in proportion to their aggregate Class Principal Amounts, until each such class has been reduced to zero;

B)
The Principal Distribution Amount from Group 1B to the Class 2-A Certificates, A2(2) Component relating to the Class A2 Certificates, and A3(2) Component relating to the Class A3 Certificates, pro rata in proportion to their aggregate Class Principal Amounts, until each such class has been reduced to zero;

4)
If the Senior Certificates (other than the Class 2-AIO Certificates) related to either group have all been retired, all principal from such group will be allocated to the Senior Certificate (other than the Class 2-AIO Certificates) of the unrelated group, to be paid in the order described above, until all such Senior Certificates (other than the Class 2-AIO Certificates) have been reduced to zero;

5)	All remaining principal will be allocated to the Class I-M1, Class I-M2, and Class I-M3 Certificates, sequentially and in that order, until each such class has been reduced to zero;

6)	For application as part of Pool 1A-1B Monthly Excess Cashflow for such Distribution Date.

II.	On or after the Stepdown Date and as long as a Trigger Event is not in effect, in the following order of priority:

1)
For deposit into the Swap Account any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty, in the case of Group 1A based on the Group 1A Swap Percentage and in the case of Group 1B based on the Group 1B Swap Percentage (to the extent not distributed previously according to “Interest Payment Priority” below;

2)
For deposit into the Swap Account, the portion of any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty from the unrelated pool (to the extent not paid previously from clause II(1) above);

3)
All principal from each Group will be allocated to the related Senior Certificates (other than the Class 2-AIO Certificates), to be paid as described in clause (I)(1) above, provided, however, that principal will only be allocated to the Senior Certificates (other than the Class 2-AIO Certificates) until the credit enhancement behind the aggregate Senior Certificates (other than the Class 2-AIO) is equal to two times its initial targeted credit enhancement percentage;

4)
If the Senior Certificates (other than the Class 2-AIO Certificates) related to either group have been retired, all principal from such group will be allocated to the Senior Certificates (other than the Class 2-AIO Certificates) of the unrelated group, after giving effect to principal distributions described above, to be paid as described above, until the credit enhancement behind the aggregate Senior Certificates (other than the Class 2-AIO) is equal to two times its initial targeted credit enhancement percentage;

5)
All remaining principal will be allocated to the Class I-M1, Class I-M2, and Class I-M3 Certificates, sequentially, and in that order, until the credit enhancement behind each class is equal to two times the related initial targeted credit enhancement percentage.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

6)	For application as part of Pool 1A-1B Monthly Excess Cashflow for such Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Interest Payment Priority

The Interest Rate for the Senior Certificates (other than the Class 2-AIO) and the Crossed Subordinate Certificates for any Accrual Period will be equal to the lesser of (1) the rate described in the table on page 3 of this term sheet and (2) the Net Funds Cap (as defined below). The Interest Rate for the Class 2-AIO Certificates will equal to the lesser of (i) the rate set on page 3 (for the first 58 Distribution Dates) and (ii) the excess of Pool 1B Net Funds Cap (as defined herein) over the weighted average coupon of Class 2-A Certificates, A2(2) Component relating to the Class A2 Certificates, and A3(2) Component relating to the Class A3 Certificates. On and after the 59th Distribution Date, the Class 2-AIO will not be entitled to distribution of any kind. Interest for the Group 1A Senior Certificates (other than the Class 1-A Certificates), Group 1B Senior Certificates (other than the Class 2-AIO Certificates), and the Crossed Subordinate Certificates will be calculated on an actual/360 basis. Interest for the Class 1-A Certificates and the Class 2-AIO Certificates will be calculated on a 30/360 basis.

The “Accrual Period” for the Group 1A Senior Certificates (other than the Class 1-A Certificates), Group 1B Senior Certificates, and the Crossed Subordinate Certificates for each Distribution Date will be the one-month period beginning on the immediately preceding Distribution Date (or on April 25, 2007, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date. The “Accrual Period” for the Class 1-A Certificates for each Distribution Date will be the calendar month immediately preceding the related Distribution Date.

The aggregate Interest Remittance Amount for each Distribution Date will be allocated in the following priority:

(1)	To pay any related servicing fees and any mortgage insurance premium, if applicable;

(2)
For deposit into the Swap Account, any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty (the Group 1A Swap Percentage of the Net Swap Payment or Swap Termination Payment to be paid from the Group 1A interest remittance amount and the Group 1B Swap Percentage of the Net Swap Payment or Swap Termination Payment to be paid from the Group 1B interest remittance amount);

(3)
To pay Current Interest and Carryforward Interest to the Group 1A Senior Certificates from the Group 1A interest remittance amount (the “Pool 1A Monthly Excess Interest” amount shall be any such group 1A interest remittance amount remaining after payment of Current Interest and Carryforward Interest to the Group 1A Senior Certificates);

(4)
To pay Current Interest and Carryforward Interest pro rata in proportion to such amounts to the Group 1B Senior Certificates from the Group 1B interest remittance amount (the “Pool 1B Monthly Excess Interest” amount shall be any such group 1B interest remittance amount remaining after payment of Current Interest and Carryforward Interest to the Group 1B Senior Certificates);

(5)	To pay Current Interest and Carryforward Interest to the Crossed Subordinate Certificates sequentially in order of priority;

(6)
The sum of the Pool 1A Monthly Excess Interest and the Pool 1B Monthly Excess Interest will be deemed “Pool 1A-1B Monthly Excess Interest” and, together with amounts remaining from the principal remittance amount after the after the application of the priorities set forth above under “Principal Payment Priority” will be distributed as follows:

i)	To pay Current Interest and Carryforward Interest to the Senior Certificates on a pro rata basis, based on amounts due, to the extent not paid above;

ii)	To pay Current Interest and Carryforward Interest to the Subordinate Certificates, sequentially, in order of seniority to the extent unpaid above;

iii)	To pay to the Trustee previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the trust agreement;

iv)
To the Group 1A Senior Certificates and the Group 1B Senior Certificates (other than the Class 2-AIO Certificates) concurrently, in proportion to the aggregate Class Principal Amount of the Group 1A Senior Certificates and the Group 1B Senior Certificates (other than the Class 2-AIO Certificates), after giving effect to principal distributions described below, up to a specified target amount for such Distribution Date, to the Group 1A Senior Certificates and the Group 1B Senior Certificates (other than the Class 2-AIO Certificates), in each case in accordance with the priorities set forth under “Principal Payment Priority” above, in reduction of their respective Class Principal Amounts, until reduced to zero;

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

v)
To the Crossed Subordinate Certificates, in reduction of their respective Class Principal Amounts, after giving effect to principal distributions described below, sequentially, in order of seniority, up to a specified target amount for such Distribution Date in accordance with the priorities set forth under “Principal Payment Priority” above, until each such class has been reduced to zero;

vi)
To pay concurrently, (i) to the Group 1A Senior Certificates, up to the Pool 1A Monthly Excess Cashflow Percentage of any remaining Pool 1A-1B Monthly Excess Interest, to pay to the Group 1A Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid pursuant to clause (6) of Swap Payment Priority below and clause (4) of Cap Payment Priority below and (ii) to the Group 1B Senior Certificates (other than the Class 2-AIO Certificates), up to the Pool 1B Monthly Excess Cashflow Percentage of any remaining Pool 1A-1B Monthly Excess Interest pro rata in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to pay to the Group 1B Senior Certificates (other than the Class 2-AIO Certificates), any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts to the extent unpaid pursuant to clause (6) of Swap Payment Priority below and clause (4) of Cap Payment Priority below;

vii)	To the Class I-M1, Class I-M2, and Class I-M3 Certificates, sequentially and in that order, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;

viii)
To pay concurrently, to the Group 1A Senior Certificates and the Group 1B Senior Certificates (other than the Class 2-AIO Certificates), any remaining applicable Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid pursuant to clause (6) of Swap Payment Priority below (in the case of the Class 2-A, Class A2, and Class A3 Certificates) and clause (4) of Cap Payment Priority below (in the case of the Class 2-A, Class A2, and Class A3 Certificates);

ix)
Concurrently, on a pro-rata basis, to the Senior Certificates (other than the Class 2-AIO Certificates) any Deferred Amounts and interest on such Deferred Amounts, in proportion to such Deferred Amounts;

x)	To the Class I-M1, Class I-M2, and Class I-M3 Certificates, sequentially and in that order any Deferred Amounts;

xi)	To pay the holder of the Class X Certificates in accordance with the Trust Agreement; and

xii)	To the Class R Certificates, any remaining amounts.

The “Pool 1A Monthly Excess Cashflow Percentage” for any Distribution Date shall be a fraction, the numerator of which is the amount of Pool 1A Monthly Excess Interest for such Distribution Date and the denominator of which is Pool 1A-1B Monthly Excess Interest for such Distribution Date.

The “Pool 1B Monthly Excess Cashflow Percentage” for any Distribution Date shall be a fraction, the numerator of which is the amount of Pool 1B Monthly Excess Interest for such Distribution Date and the denominator of which is Pool 1A-1B Monthly Excess Interest for such Distribution Date.

The “Pool Subordinate Amount” for any of Pool 1A or Pool 1B and any Distribution Date (which, for purposes of this definition only, will not be less than zero) is the excess of the pool balance for such Mortgage Pool for the immediately preceding Distribution Date (or the Cut-Off Date in the case of the first Distribution Date) over the aggregate Class Principal Amount of the Group 1A Senior Certificates (in the case of Pool 1A) or the aggregate Class Principal Amount of the Group 1B Senior Certificates (in the case of Pool 1B) immediately prior to the related Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

The “Pool Swap Subordinate Amount” for any of Pool 1A and Pool 1B and any Distribution Date is the product of (1) the aggregate Class Principal Amount of the Crossed Subordinate Certificates immediately prior to the related Distribution Date and (2) a fraction, the numerator of which is the Pool Subordinate Amount for the related Mortgage Pool and the denominator of which is the sum of the Pool Subordinate Amounts for Pool 1A and Pool 1B.

The “Group 1A Swap Percentage” is a fraction, the numerator of which is the aggregate of the Class Principal Amount of the Group 1A Senior Certificates (other than the Class 1-A Certificates) and the Pool Swap Subordinate Amount for Pool 1A and the denominator of which is the aggregate Class Principal Amount of the Group 1A Senior Certificates (other than the Class 1-A Certificates), the Group 1B Senior Certificates and the Crossed Subordinate Certificates.

The “Group 1B Swap Percentage” is a fraction, the numerator of which is the aggregate of the Class Principal Amount of the Group 1B Senior Certificates and the Pool Swap Subordinate Amount for Pool 1B and the denominator of which is the aggregate Class Principal Amount of the Group 1A Senior Certificates (other than the Class 1-A Certificates), the Group 1B Senior Certificates and the Crossed Subordinate Certificates.

The “Senior Proportionate Percentage” is defined as: for Pool 1A with respect to any Distribution Date a fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 1A for such Distribution Date and the denominator of which is the aggregate of the Principal Remittance Amounts for Pool 1A and Pool 1B for such date. For Pool 1B with respect to any Distribution Date a fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 1B for such Distribution Date and the denominator of which is the aggregate of the Principal Remittance Amounts for Pool 1A and Pool 1B for such date.

The “Principal Distribution Amount” for any Distribution Date and for each Mortgage Pool is an amount equal to the Principal Remittance Amount for such date for such Mortgage Pool minus the Overcollateralization Release Amount attributable to such Mortgage Pool based on the Senior Proportionate Percentage for such Mortgage Pool, if any, for such Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Interest Rate Cap

An Interest Rate Cap will be purchased by the Trust for the benefit of the Group 1A Senior Certificates (other than the Class 1-A Certificates), the Group 1B Senior Certificates (other than the Class 2-AIO Certificates), and the Crossed Subordinate Certificates. Proceeds derived from the interest rate cap will be applied to pay certain interest shortfalls, cover Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, maintain overcollateralization and pay back Deferred Amounts, and any applicable interest accrued on such amounts, as applicable, as further described below. The [fifty-nine] month Interest Rate Cap will contribute cash in the event one-month LIBOR rises above [6.65]% per annum, “the strike rate”. The Notional Balance of the Interest Rate Cap will be equal to the lesser of (i) the aggregate Class Principal Amount of the Group 1A Senior Certificates (other than the Class 1-A Certificates), the Group 1B Senior Certificates, and the Crossed Subordinate Certificates or (ii) the following schedule:

Period	Approximate Notional Balance ($)	Period	Approximate Notional Balance ($)
1	0.00	31	20,384,714.05
2	0.00	32	21,194,234.32
3	0.00	33	21,900,685.47
4	0.00	34	22,511,331.76
5	0.00	35	23,033,004.64
6	0.00	36	23,472,126.57
7	0.00	37	23,834,733.65
8	0.00	38	23,834,733.65
9	0.00	39	22,164,445.90
10	0.00	40	22,515,669.68
11	0.00	41	22,748,726.29
12	0.00	42	22,872,935.24
13	0.00	43	22,897,036.62
14	1,655,420.42	44	22,829,223.73
15	3,183,263.79	45	22,765,833.74
16	4,590,919.09	46	25,268,121.73
17	5,885,394.09	47	27,619,303.76
18	7,073,333.87	48	28,281,908.15
19	8,161,038.38	49	28,048,845.29
20	9,154,479.29	50	27,786,711.09
21	10,059,315.93	51	27,401,920.55
22	10,880,910.62	52	27,091,068.79
23	11,623,842.28	53	26,759,192.12
24	12,293,895.11	54	26,335,365.32
25	12,895,155.62	55	25,903,849.20
26	14,503,234.84	56	25,497,859.84
27	15,954,057.23	57	25,099,381.11
28	17,258,064.65	58	24,056,384.96
29	18,425,092.43	59	19,540,835.41
30	19,464,402.38	60 and thereafter	0

On each Payment Date, the cap provider will make payments equal to the product of (a) the excess, if any, of one-month LIBOR for such determination date over the strike rate, (b) the actual number of days in the corresponding accrual period for the transaction divided by 360, and (c) the lesser of the notional balance set forth above and the class principal amount of the Senior Certificates (other than the Class 1-A and Class 2-AIO Certificates) and the Crossed Subordinate Certificates. Payments received under the Interest Rate Cap will only be available to benefit the Senior Certificates (other than the Class 1-A and Class 2-AIO Certificates) and the Crossed Subordinate Certificates or, in certain cases, the Class C-X Certificates.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

The Cap Counterparty will have a rating of at least “A’ from S&P, Moody’s, and Fitch.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Cap Payment Priority

Amounts in the Cap Account will be distributed as follows:

1) to the Group 1A Senior Certificates (other than the Class 1-A Certificates), the Group 1B Senior Certificates (other than the Class 2-AIO Certificates), in respect of Current Interest and Carryforward Interest, to the extent unpaid from Interest Remittance Amount pro rata in proportion to such remaining amounts;

2) to the Crossed Subordinate Certificates, sequentially, in order of seniority, in respect of Current Interest and Carryforward Interest, to the extent unpaid from Interest Remittance Amount;

3) to the Group 1A Senior Certificates (other than the Class 1-A Certificates), the Group 1B Senior Certificates (other than the Class 2-AIO Certificates), and Crossed Subordinate Certificates, an amount needed to create and maintain the target overcollateralization amount to the extent unpaid pursuant to clause (6)(iv) and clause (6)(v) of Interest Payment Priority above;

4) to the Group 1A Senior Certificates (other than the Class 1-A Certificates), the Group 1B Senior Certificates (other than the Class 2-AIO Certificates), any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls remaining unpaid in proportion to such remaining amounts;

5) to the Crossed Subordinate Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls remaining unpaid, sequentially in their order of seniority;

6) to the Group 1A Senior Certificates (other than the Class 1-A Certificates), the Group 1B Senior Certificates (other than the Class 2-AIO Certificates), Deferred Amounts and interest thereon after distributions pursuant to clause (6)(ix) of Interest Payment Priority above pro rata, in proportion to such amounts;

7) to the Crossed Subordinate Certificates, sequentially, in order of seniority, Deferred Amounts after distributions pursuant to clause (x) of Interest Payment Priority above;

8) to the Class X Certificates, any remaining amount.

With respect to each Distribution Date the sum of all amounts distributed pursuant to clauses (3), (6) and (7) of Cap Payment Priority above and clauses (5), (8) and (9) of Swap Payment Priority below shall not exceed cumulative realized losses incurred, as reduced by amounts previously distributed pursuant to such clauses.

A Swap or Cap Counterparty shall have (a) either (i) the unsecured, short-term debt obligations rated at least “A-1” by S&P or (ii) if the counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations rated at least “A+” by S&P, (b) either (i) the unsecured, long-term senior debt obligations rated at least “A1” by Moody’s (and if rated “A1” by Moody’s, such rating is not on watch for possible downgrade to below “A1”) and the unsecured, short-term debt obligations rated at least “P-1” by Moody’s (and if rated “P-1” by Moody’s, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such counterparty does not have a short-term debt rating from Moody’s, the unsecured, long-term senior debt obligations rated at least “Aa3” by Moody’s (and if rated “Aa3” by Moody’s, such rating is not on watch for possible downgrade to below “Aa3”), and (c) either (i) the unsecured, long-term senior debt obligations are rated at least “A” by Fitch or (ii) the unsecured, short-term debt obligations are rated at least “F1” by Fitch.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Interest Rate Swap Agreement

The [fifty-nine] month Interest Rate Swap Agreement (the “Swap Agreement”) will obligate the Trust to pay a predetermined annual rate as set forth in the table below on the swap notional amount (as shown below) in each period. The strike rate shown below is not final and is subject to change. The Trust will receive payments equal to an annual rate of [one-month LIBOR] on the swap notional amount for each period over the life of the Swap Agreement. Payments on both legs of the swap are calculated on an actual/360 basis. The payments will be netted against each other each month (the “Net Swap Payment”) and will be deposited into an account (the “Swap Account”). The Interest Rate Swap Agreement will be purchased for the benefit of the Group 1A Senior Certificates (other than Class 1-A Certificates), the Group 1B Senior Certificates (other than Class 2-AIO Certificates), and the Crossed Subordinate Certificates

Period	Approximate Notional Balance ($)	Strike Rate (%)	Period	Approximate Notional Balance ($)	Strike Rate (%)
1	0.00	5.421	31	148,537,039.43	4.885
2	419,339,016.36	5.435	32	142,954,118.50	4.899
3	405,574,530.23	5.430	33	137,642,869.66	4.913
4	392,278,829.56	5.398	34	132,590,075.10	4.927
5	379,458,613.26	5.369	35	127,783,160.02	4.941
6	367,084,307.90	5.345	36	123,210,161.33	4.954
7	355,128,557.72	5.299	37	118,859,697.94	4.97
8	343,600,818.95	5.248	38	118,859,697.94	4.987
9	332,465,724.89	5.180	39	114,961,688.40	5.003
10	321,732,202.57	5.119	40	107,033,344.61	5.018
11	311,374,891.45	5.057	41	99,490,781.23	5.032
12	301,408,005.58	4.991	42	92,315,229.65	5.045
13	291,955,537.07	4.938	43	85,488,834.25	5.057
14	281,181,458.43	4.885	44	78,994,608.00	5.068
15	270,856,981.79	4.844	45	72,816,390.18	5.078
16	260,963,348.86	4.812	46	66,938,806.25	5.087
17	251,482,583.84	4.783	47	61,313,621.75	5.095
18	242,397,460.81	4.771	48	57,510,606.65	5.102
19	233,691,472.44	4.761	49	54,714,195.71	5.111
20	225,348,800.00	4.755	50	52,053,875.32	5.123
21	217,354,284.68	4.760	51	49,349,532.05	5.134
22	209,693,400.04	4.763	52	46,950,280.86	5.145
23	202,344,964.42	4.763	53	44,667,795.66	5.155
24	195,310,466.31	4.768	54	42,378,698.11	5.165
25	188,569,542.62	4.782	55	40,217,367.45	5.173
26	181,038,645.56	4.801	56	38,223,282.54	5.181
27	173,874,194.11	4.830	57	36,356,172.15	5.189
28	167,058,360.13	4.844	58	33,694,027.89	5.196
29	160,574,182.74	4.858	59	24,435,703.67	5.201
30	154,405,526.14	4.872	60	0	5.207

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Swap Payment Priority
Amounts in the Swap Account will be distributed as follows:

1) to the Swap Counterparty any Net Swap Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement for the related Distribution date, to the extent unpaid from the Interest Remittance Amount and the Principal Distribution Amount;

2) to the Swap Counterparty, any unpaid Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement to the extent unpaid from the Interest Remittance Amount and the Principal Distribution Amount;

3) to the Group 1A Senior Certificates (other than the Class 1-A Certificates) and the Group 1B Senior Certificates (other than the Class 2-AIO Certificates), in respect of Current Interest and Carryforward Interest, to the extent unpaid from Interest Remittance Amount and the Interest Rate Cap, pro rata in proportion to such remaining amounts;

4) to the Crossed Subordinate Certificates, sequentially, in order of seniority, in respect of Current Interest and Carryforward Interest, to the extent unpaid from Interest Remittance Amount and the Interest Rate Cap;

5) to the Group 1A Senior Certificates (other than the Class 1-A Certificates), the Group 1B Senior Certificates (other than the Class 2-AIO Certificates) and the Crossed Subordinate Certificiates, an amount needed to create and maintain the target overcollateralization amount to the extent unpaid after distributions pursuant to clause (6)(iv) and clause (6)(v) of Interest Payment Priority above and clause (3) of Cap Payment Priority above;

6) to the Group 1A Senior Certificates (other than the Class 1-A Certificates) and the Group 1B Senior Certificates (other than the Class 2-AIO Certificates), any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls remaining unpaid after distributions pursuant to clause (4) of Cap Payment Priority above, pro rata in proportion to such remaining amounts;

7) to the Crossed Subordinate Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls remaining unpaid after distributions pursuant to clause (5) of Cap Payment Priority above, sequentially, in their order of seniority;

8) to the Group 1A Senior Certificates (other than the Class 1-A Certificates) and the Group 1B Senior Certificates (other than the Class 2-AIO Certificates), Deferred Amounts and interest thereon after distributions pursuant to clause (6)(ix) of Interest Payment Priority above and clause (6) of Cap Payment Priority above, pro rata, in proportion to such amounts;

9) to the Crossed Subordinate Certificates, sequentially, in order of seniority, Deferred Amounts after distributions pursuant to clause (x) of Interest Payment Priority above and clause (7) of Cap Payment Priority above;

10) if applicable, for application to the purchase of a replacement Swap Agreement;

11) to the Swap Counterparty unpaid Swap Termination Payment triggered by a Swap Counterparty Trigger event owed to the Swap Counterparty pursuant to the Swap Agreement; and

12) to the Class X Certificates, any remaining amount.

With respect to each Distribution Date the sum of all amounts distributed pursuant to clauses (3), (6) and (7) of Cap Payment Priority above and clauses (5), (8) and (9) of Swap Payment Priority below shall not exceed cumulative realized losses incurred, as reduced by amounts previously distributed pursuant to such clauses.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Other Definitions

Current Interest

“Current Interest” for any Class of Certificates for any Distribution Date will be the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount or Notional Amount of that Class.

Carryforward Interest

“Carryforward Interest” for each Class of Certificates for any Distribution Date will be the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate without regard to the Net Funds Cap.

Net Funds Cap

The “Net Funds Cap” means the Pool 1A Net Funds Cap, the Pool 1B Net Funds Cap or the Subordinate Net Funds Cap, as the context requires.

The “Pool 1A Net Funds Cap” for each Distribution Date and Pool 1A Senior Certificates (other than Class 1-A Certificates) will be an annual rate equal to a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (x) the Pool 1A Optimal Interest Remittance Amount (as defined below) for such date over (y) any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty for such Distribution Date allocable to Pool 1A as described herein and (2) 12, and the denominator of which is the pool balance for Pool 1A for the immediately preceding Distribution Date, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

The “Pool 1A Net Funds Cap” for each Distribution Date and Class 1-A Certificates will be an annual rate equal to a fraction, expressed as a percentage, the numerator of which is the product of (1) the Pool 1A Optimal Interest Remittance Amount (as defined below) for such date and (2) 12, and the denominator of which is the pool balance for the immediately preceding Distribution Date.

The “Pool 1B Net Funds Cap” for each Distribution Date will be an annual rate equal to a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (x) the Pool 1B Optimal Interest Remittance Amount (as defined below) for such date over (y) any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty for such Distribution Date allocable to Pool 1B as described herein and (2) 12, and the denominator of which is the pool balance for Pool 1B for the immediately preceding Distribution Date, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

The “Subordinate Net Funds Cap” for any Distribution Date will be the weighted average of the Pool 1A Net Funds Cap and the Pool 1B Net Funds Cap weighted on the basis of the Pool Swap Subordinate Amount for each pool for that Distribution Date.

The “Pool 1A Optimal Interest Remittance Amount” with respect to each Distribution Date will be equal to the product of (A) (x) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans in Pool 1A, as of the first day of the related collection period divided by (y) 12 and (B) the aggregate pool balance of Pool 1A for the immediately preceding Distribution Date.

The “Pool 1B Optimal Interest Remittance Amount” with respect to each Distribution Date will be equal to the product of (A) (x) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans in Pool 1B, as of the first day of the related collection period divided by (y) 12 and (B) the aggregate pool balance of Pool 1B for the immediately preceding Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

The “Net Mortgage Rate” with respect to any Mortgage Loan will be the Mortgage Rate thereof reduced by the sum of the servicing fee rate and, in the case of an insured Mortgage Loan, the mortgage insurance fee rate.

Basis Risk Shortfall

“Basis Risk Shortfall”: With respect to any Class of Certificates and each Distribution Date, the excess of (a) the amount of interest payable to a Class of Certificates, as calculated at the applicable interest rate, without regard to the Net Funds Cap, over (b) the amount calculated at the Net Funds Cap.

The “Unpaid Basis Risk Shortfall” for any Class of Certificates on any Distribution Date will be the aggregate of all Basis Risk Shortfalls for such Class for all previous Distribution Dates, together with interest thereon at the applicable Interest Rate (without regard to the Net Funds Cap), less all payments made with respect to such Class of Certificates in respect of such Basis Risk Shortfalls on or prior to such Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Other Definitions (continued)

Trigger Events

A “Trigger Event” will have occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds [ ]% of the Senior Enhancement Percentage for that Distribution Date, or if the Cumulative Realized Losses exceed:

Distribution Date	Loss Percentage

May 2010 to April 2011	[ ]% for the first month, plus an additional 1/12th of [ ]% for each month thereafter

May 2011 to April 2012	[ ]% for the first month, plus an additional 1/12th of [ ]% for each month thereafter

May 2012 to April 2013	[ ]% for the first month, plus an additional 1/12th of [ ]% for each month thereafter

May 2013 and thereafter	[ ]%

The “Rolling Three Month Delinquency Rate” with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

The “Delinquency Rate” for any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month.

“Cumulative Realized Losses” with respect to any Distribution Date will be equal to the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date Balance of the loans..

The “Senior Enhancement Percentage” for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Subordinate Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate loan balance, after giving effect to distributions on that Distribution Date.

The Stepdown Date is the earlier of (x) the first Distribution Date following the Distribution Date on which the Class Principal Amounts of the Senior Certificates have been reduced to zero or (y) the later of (i) the Distribution Date upon which the Senior Enhancement Percentage (as defined herein) is greater than or equal to approximately [18.00]% (the “Targeted Senior Enhancement Percentage”) or (ii) the 37th Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Other Definitions (continued)

Losses

Losses that are not covered by mortgage insurance are allocated in the following order: excess spread, overcollateralization, the Subordinate Certificates in inverse order of priority, and then the Senior Certificates (other than the Class 2-AIO Certificates), on a pro rata basis, based on Class Principal Amounts provided, however, that losses that otherwise would be allocated to Class 1-A Certificates and A2(1) Component relating to the Class A2 Certificates will be allocated instead to the A3(1) Component relating to the Class A3 Certificates until reduced to zero. After the A3(1) Component relating to the Class A3 Certificates has been reduced to zero, losses that otherwise would be allocated to Class 1-A Certificates will be allocated instead to the A2(1) Component relating to the Class A2 Certificates until reduced to zero. Losses that otherwise would be allocated to Class 2-A Certificates and A2(2) Component relating to the Class A2 Certificates will be allocated instead to the A3(2) Component relating to the Class A3 Certificates until reduced to zero. After the A3(2) Component relating to the Class A3 Certificates has been reduced to zero, losses that otherwise would be allocated to Class 2-A Certificates will be allocated instead to the A2(2) Component relating to the Class A2 Certificates until reduced to zero. The allocation of losses to a class will result in a writedown of its principal amount and is referred to as an “Applied Loss Amount”.

Deferred Amount & Subsequent Recoveries

With respect to each Distribution Date, the “Deferred Amount” for each Class will be equal to the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (i) the aggregate of amounts previously distributed in reimbursement thereof and (ii) the amount by which the Principal Amount of such class has been increased due to Subsequent Recoveries.

A “Subsequent Recovery” is an amount recovered with respect to a Mortgage Loan after it has been liquidated and the loss has been passed through to the trust. Subsequent Recoveries will increase the principal amount of classes which have been allocated an Applied Loss Amount, in order of seniority, by an amount equal to the lesser of (i) the outstanding Deferred Amount for such class and (ii) the amount of Subsequent Recoveries available after application to more senior classes. Funds related to Subsequent Recoveries will be included in the remittance amount for the related Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Credit Enhancement

Subordination

The Senior Certificates will have limited protection by means of the subordination of the Subordinate Certificates. The Senior Certificates will have the preferential right to receive interest due to them and principal available for distribution over Classes having a lower priority of distribution. Each Class of Subordinate Certificates will be senior to all other Classes of Subordinate Certificates with a higher numerical designation. If on any Distribution Date after giving effect to all realized losses and distributions of principal on such Distribution Date, the aggregate Certificate Principal Amount exceeds the aggregate loan balance and there is no excess interest, the Certificates will be reduced by the Applied Loss Amount in inverse order of priority of distribution, until the Class I-M3 Certificates, the Class I-M2 Certificates, the Class I-M1 Certificates and then the Senior Certificates (other than the Class 2-AIO Certificates, pro-rata based on Class Principal Amount) have been reduced to zero provided, however, that losses that otherwise would be allocated to Class 1-A Certificates and A2(1) Component relating to the Class A2 Certificates will be allocated instead to the A3(1) Component relating to the Class A3 Certificates until reduced to zero. After the A3(1) Component relating to the Class A3 Certificates has been reduced to zero, losses that otherwise would be allocated to Class 1-A Certificates will be allocated instead to the A2(1) Component relating to the Class A2 Certificates until reduced to zero. Losses that otherwise would be allocated to Class 2-A Certificates and A2(2) Component relating to the Class A2 Certificates will be allocated instead to the A3(2) Component relating to the Class A3 Certificates until reduced to zero. After the A3(2) Component relating to the Class A3 Certificates has been reduced to zero, losses that otherwise would be allocated to Class 2-A Certificates will be allocated instead to the A2(2) Component relating to the Class A2 Certificates until reduced to zero Losses that otherwise would be allocated to Class 2-A Certificates will be allocated instead to the Class 2-A2 Certificates until reduced to zero.

Overcollateralization

Excess interest may be used to pay down the Certificates so the aggregate loan balance exceeds the aggregate Certificate Principal Amount (Overcollateralization or “OC”). Excess interest will be used to create and maintain the OC Target.

The “OC Target” with respect to any Distribution Date (x) prior to the Stepdown Date is an amount equal to [2.00]% of the aggregate Pool Balance as of the Cut-off Date and (y) for any Distribution Date on or after the Stepdown Date, is equal to the greater of (1) the lesser of (a) [2.00]% of the aggregate Pool Balance as of the Cut-off Date and (b) the product of [4.00]% of the aggregate Pool Balance as of the last day of the Collection Period and (2) the OC Floor; provided, however, for any Distribution Date on or after the Stepdown Date and for which a Trigger Event is in effect, the OC Target will be equal to the OC Target in effect for the immediately preceding Distribution Date.

The “OC Floor” is an amount equal to [0.35]% of the aggregate Cut-off Date collateral balance.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Contacts

MBS Trading and Structuring	Rich McKinney	(212) 526-8320
	Khalil Kanaan	(212) 526-8320
	Sandeep Bharatwaj	(212) 526-8320
	Jeffrey Winkler	(212) 526-8320

MBS Banking	Mike Hitzmann	(212) 526-5806
	Lei Tie	(212) 526-2751

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

LXS 2007-6 Collateral Summary - Pool 1A *
Total Number of Loans	1,783	Occupancy Status
Total Outstanding Loan Balance	$622,728,131	Primary Home	89.60% ± 1.00%
Average Loan Principal Balance	$349,258 ± 3.00%	Investment	7.52% ± 1.00%
Percentage of Loans with Prepayment Penalties	49.20% ± 1.00%	Second Home	2.88% ± 1.00%
Weighted Average Coupon	7.252% ± 0.050%
Weighted Average Margin	2.671% ± 0.050%
Weighted Average Original Term (mo.)	360 ± 1	Geographic Distribution
Weighted Average Remaining Term (mo.)	359 ± 1	(Other states account individually for less than
Weighted Average Loan Age (mo.)	1 ± 1	5% of the Cut-off Date principal balance.)
Weighted Average Original LTV	79.30% ± 1.00%	CA	39.37% ± 1.50%
Original LTV > 80 and no MI (whole pool)	0.00% ± 0.20%	FL	14.00% ± 1.50%
Non-Zero Weighted Average FICO	667 ± 2	AZ	8.64% ± 1.50%
		NV	5.86% ± 1.50%
Prepayment Penalty (years)
None	50.80% ± 1.00%
0.001 - 1.000	5.08% ± 1.00%
1.001 - 2.000	1.96% ± 1.00%	Lien Position
2.001 - 3.000	42.16% ± 1.00%	First	100.00%

*      The Mortgage Loan data is shown herein as of the applicable Statistical Cut-Off Date for each Mortgage Loan. Mortgage Loans may be removed from or added to the mortgage pool which may change its collateral principal balance by as much as 5% of the mortgage pool shown above.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Pool 1A (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Scheduled Principal Balances

($)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
0.01 to 50,000.00	8	$328,902.79	0.05%
50,000.01 to 100,000.00	49	3,855,130.11	0.62
100,000.01 to 150,000.00	140	18,043,820.91	2.90
150,000.01 to 200,000.00	236	41,708,014.84	6.70
200,000.01 to 250,000.00	229	51,021,795.25	8.19
250,000.01 to 300,000.00	210	57,564,402.19	9.24
300,000.01 to 350,000.00	143	46,383,680.53	7.45
350,000.01 to 400,000.00	101	37,889,936.91	6.08
400,000.01 to 450,000.00	131	56,316,072.02	9.04
450,000.01 to 500,000.00	176	83,909,637.32	13.47
500,000.01 to 550,000.00	113	59,231,245.10	9.51
550,000.01 to 600,000.00	78	44,708,724.75	7.18
600,000.01 to 650,000.00	86	54,552,598.11	8.76
650,000.01 to 700,000.00	17	11,588,783.43	1.86
700,000.01 to 750,000.00	15	10,938,364.33	1.76
750,000.01 to 800,000.00	25	19,543,591.00	3.14
800,000.01 to 850,000.00	3	2,476,000.00	0.40
850,000.01 to 900,000.00	2	1,752,000.00	0.28
900,000.01 to 950,000.00	4	3,701,500.00	0.59
950,000.01 to 1,000,000.00	15	14,903,932.34	2.39
1,000,000.01 to 1,250,000.00	2	2,310,000.00	0.37
Total:	1,783	$622,728,131.93	100.00%

Minimum:	$21,164
Maximum:	$1,190,000
Average:	$349,258

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Pool 1A (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Mortgage Rates

(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
5.001 to 5.500	11	$5,983,434.80	0.96%
5.501 to 6.000	65	29,741,250.88	4.78
6.001 to 6.500	152	53,185,369.97	8.54
6.501 to 7.000	527	180,008,840.23	28.91
7.001 to 7.500	487	164,158,005.47	26.36
7.501 to 8.000	303	109,624,797.71	17.60
8.001 to 8.500	150	52,429,997.24	8.42
8.501 to 9.000	71	22,477,080.54	3.61
9.001 to 9.500	16	4,854,805.10	0.78
9.501 to 10.000	1	264,549.99	0.04
Total:	1,783	$622,728,131.93	100.00%

Minimum:	5.250%
Maximum:	9.875%
Weighted Average:	7.252%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Pool 1A (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Original Terms to Stated Maturity

(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
301 to 360	1,783	$622,728,131.93	100.00%
Total:	1,783	$622,728,131.93	100.00%

Minimum:	360
Maximum:	360
Weighted Average:	360

Remaining Terms to Stated Maturity

(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
241 to 360	1,783	$622,728,131.93	100.00%
Total:	1,783	$622,728,131.93	100.00%

Minimum:	346
Maximum:	360
Weighted Average:	359

Seasoning

(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
None	270	$129,233,623.00	20.75%
1 to 12	1,512	493,222,508.93	79.20
13 to 24	1	272,000.00	0.04
Total:	1,783	$622,728,131.93	100.00%

Minimum:	0
Maximum:	14
Weighted Average:	1

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Pool 1A (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Original Loan-to-Value Ratio

(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
50.001 to 60.000	4	$1,470,600.00	0.24%
60.001 to 70.000	51	16,467,010.55	2.64
70.001 to 80.000	1,722	603,207,772.14	96.87
80.001 to 90.000	4	1,318,653.17	0.21
90.001 to 100.000	2	264,096.07	0.04
Total:	1,783	$622,728,131.93	100.00%

Minimum:	50.070%
Maximum:	95.000%
Weighted Average:	79.295%

Combined Loan-to-Value Ratio

(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
50.01 to 55.00	1	$625,000.00	0.10%
55.01 to 60.00	2	771,000.00	0.12
60.01 to 65.00	2	641,500.00	0.10
65.01 to 70.00	2	787,500.00	0.13
70.01 to 75.00	16	6,750,406.46	1.08
75.01 to 80.00	85	22,676,639.56	3.64
80.01 to 85.00	20	7,687,145.48	1.23
85.01 to 90.00	153	51,786,113.94	8.32
90.01 to 95.00	156	60,425,646.52	9.70
95.01 to 100.00	1,346	470,577,179.97	75.57
Total:	1,783	$622,728,131.93	100.00%

Minimum:	50.98%
Maximum:	100.00%
Non-Zero Weighted Average:	97.17%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Pool 1A (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Primary Mortgage Insurance Carrier

	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Verex Assurance	1	$171,000.00	10.80%
Mortgage Guaranty Insurance Corp.	2	796,653.17	50.33
PMI	1	369,000.00	23.31
Republic Mortgage Insurance Corp.	1	153,000.00	9.67
Radian Guaranty	1	93,096.07	5.88
Total:	6	$1,582,749.24	100.00%

For loans with original Loan-to-Value ratio greater than 80%

Primary Mortgage Insurance Percentage

(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
25.00	3	$949,653.17	60.00%
30.00	2	462,096.07	29.20
35.00	1	171,000.00	10.80
Total:	6	$1,582,749.24	100.00%

For loans with original Loan-to-Value ratio greater than 80%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Pool 1A (continued)
Collateral characteristics are listed below as of the Cut-Off Date

FICO Score

	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
541 to 560	2	$290,400.00	0.05%
581 to 600	2	596,000.00	0.10
601 to 620	29	8,406,509.42	1.35
621 to 640	506	148,840,250.17	23.90
641 to 660	609	187,567,126.31	30.12
661 to 680	295	110,284,791.34	17.71
681 to 700	141	60,936,931.30	9.79
701 to 720	60	30,951,192.76	4.97
721 to 740	56	30,168,235.09	4.84
741 to 760	38	19,337,601.53	3.11
761 to 780	29	16,730,349.04	2.69
781 to 800	12	7,015,479.00	1.13
801 to 820	4	1,603,265.97	0.26
Total:	1,783	$622,728,131.93	100.00%

Minimum: Maximum: Weighted Average:	544 811 667

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Pool 1A (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Loan Purpose

	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Purchase	1,169	$431,424,899.99	69.28%
Cash Out Refinance	341	103,007,221.35	16.54
Rate/Term Refinance	273	88,296,010.59	14.18
Total:	1,783	$622,728,131.93	100.00%

Property Type

	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Single Family	997	$347,687,399.96	55.83%
Planned Unit Development	498	184,310,502.53	29.60
Condominium	167	47,573,940.24	7.64
Two-to-Four Family	121	43,156,289.20	6.93
Total:	1,783	$622,728,131.93	100.00%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Pool 1A (continued)
Collateral characteristics are listed below as of the Cut-Off Date

States - Top 10

	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
CA	558	$245,179,856.41	39.37%
FL	290	87,209,926.33	14.00
AZ	166	53,774,056.36	8.64
NV	102	36,472,438.19	5.86
VA	55	21,017,218.22	3.38
MD	59	20,093,785.76	3.23
CO	65	19,940,434.56	3.20
NJ	46	15,921,829.56	2.56
WA	52	14,175,635.09	2.28
UT	40	12,867,398.50	2.07
Other	350	96,075,552.95	15.43
Total:	1,783	$622,728,131.93	100.00%

Interest Only Loan Term

(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
0	151	$42,944,736.43	6.90%
60	7	2,087,750.00	0.34
120	1,625	577,695,645.50	92.77
Total:	1,783	$622,728,131.93	100.00%

Balloon Loan Flag

	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Balloon	1	$80,900.00	0.01%
Fully Amortizing	1,782	622,647,231.93	99.99
Total:	1,783	$622,728,131.93	100.00%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Pool 1A (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Prepayment Penalty Term in Years

(Years)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
None	879	$316,364,292.57	50.80%
0.333	12	5,008,900.00	0.80
0.417	3	1,567,000.00	0.25
0.500	22	9,178,980.63	1.47
0.583	1	535,000.00	0.09
1.000	35	15,329,241.91	2.46
2.000	42	12,174,412.17	1.96
3.000	789	262,570,304.65	42.16
Total:	1,783	$622,728,131.93	100.00%

Documentation Type

	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Stated Documentation	1,217	$428,560,688.64	68.82%
No Ratio Documentation	350	127,225,787.92	20.43
No Documentation	116	40,044,384.24	6.43
Full Documentation	100	26,897,271.13	4.32
Total:	1,783	$622,728,131.93	100.00%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Pool 1A (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Product Type

	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
5/25 ARM (LIBOR)	1,774	$617,695,081.93	99.19%
5/1 ARM (LIBOR)	9	5,033,050.00	0.81
Total:	1,783	$622,728,131.93	100.00%

Originator

	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
AURORA LOAN SERVICES LLC	1,733	$606,472,474.40	97.39%
FREEDOM MORTGAGE CORP	29	8,463,774.61	1.36
MERIDIAS CAPITAL	14	3,762,782.92	0.60
FAMILY LENDING	5	2,969,900.00	0.48
WMC MORTGAGE CORP.	1	620,000.00	0.10
WEICHERT	1	439,200.00	0.07
Total:	1,783	$622,728,131.93	100.00%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Pool 1A (continued)
Collateral characteristics are listed below as of the Cut-Off Date
Index

	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
1 Year LIBOR (WSJ/1 Mo Lead)	9	$5,033,050.00	0.81%
6 Month LIBOR (1st Business Day)	1,774	617,695,081.93	99.19
Total:	1,783	$622,728,131.93	100.00%

Gross Margin

(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
2.001 to 2.500	230	$108,800,544.87	17.47%
2.501 to 3.000	1,547	511,606,923.86	82.16
3.001 to 3.500	1	620,000.00	0.10
4.501 to 5.000	2	438,400.00	0.07
5.001 to 5.500	2	696,767.97	0.11
5.501 to 6.000	1	565,495.23	0.09
Total:	1,783	$622,728,131.93	100.00%

Minimum: 2.250%
Maximum: 5.950%
Weighted Average: 2.671%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Pool 1A (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Initial Periodic Rate Cap

(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
3.000	1	$80,900.00	0.01%
5.000	34	10,966,239.74	1.76
6.000	1,748	611,680,992.19	98.23
Total:	1,783	$622,728,131.93	100.00%

Minimum: 3.000%
Maximum: 6.000%
Weighted Average: 5.982%

Subsequent Periodic Cap

(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
1.000	26	$6,014,089.74	0.97%
2.000	1,757	616,714,042.19	99.03
Total:	1,783	$622,728,131.93	100.00%

Minimum: 1.000%
Maximum: 2.000%
Weighted Average: 1.990%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Pool 1A (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Maximum Rate

(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
10.001 to 10.500	1	$719,650.00	0.12%
10.501 to 11.000	3	1,621,750.00	0.26
11.001 to 11.500	12	6,432,284.80	1.03
11.501 to 12.000	64	28,000,020.88	4.50
12.001 to 12.500	161	56,418,355.18	9.06
12.501 to 13.000	536	181,600,235.89	29.16
13.001 to 13.500	477	160,376,520.26	25.75
13.501 to 14.000	292	107,730,750.93	17.30
14.001 to 14.500	150	52,429,997.24	8.42
14.501 to 15.000	71	22,543,761.65	3.62
15.001 to 15.500	16	4,854,805.10	0.78
Total:	1,783	$622,728,131.93	100.00%

Minimum: 10.500%
Maximum: 15.250%
Weighted Average: 13.236%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Pool 1A (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Floor

(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
2.001 to 2.500	206	$102,065,073.06	16.39%
2.501 to 3.000	35	10,504,954.46	1.69
3.501 to 4.000	1	197,868.88	0.03
4.501 to 5.000	1	264,549.99	0.04
5.501 to 6.000	60	26,684,650.88	4.29
6.001 to 6.500	115	35,514,142.97	5.70
6.501 to 7.000	433	136,648,962.09	21.94
7.001 to 7.500	426	134,697,269.05	21.63
7.501 to 8.000	274	97,554,164.03	15.67
8.001 to 8.500	147	51,605,999.76	8.29
8.501 to 9.000	69	22,135,691.66	3.55
9.001 to 9.500	16	4,854,805.10	0.78
Total:	1,783	$622,728,131.93	100.00%

Minimum: 2.250%
Maximum: 9.250%
Weighted Average: 6.418%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Pool 1A (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Next Rate Adjustment Date

	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
2009-02	1	$80,900.00	0.01%
2011-02	1	272,000.00	0.04
2011-09	8	2,234,622.14	0.36
2011-10	17	4,065,484.75	0.65
2011-11	39	9,589,799.81	1.54
2011-12	63	18,346,041.09	2.95
2012-01	258	70,342,715.75	11.30
2012-02	466	147,614,586.40	23.70
2012-03	660	240,948,358.99	38.69
2012-04	270	129,233,623.00	20.75
Total:	1,783	$622,728,131.93	100.00%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

LXS 2007-6 Collateral Summary - Pool 1B *
Total Number of Loans	810	Occupancy Status
Total Outstanding Loan Balance	$264,564,777	Primary Home	88.45% ± 1.00%
Average Loan Principal Balance	$326,623 ± 3.00%	Investment	9.44% ± 1.00%
Percentage of Loans with Prepayment Penalties	58.46% ± 1.00%	Second Home	2.11% ± 1.00%
Weighted Average Coupon	7.303% ± 0.050%
Weighted Average Margin	2.701% ± 0.050%
Weighted Average Original Term (mo.)	360 ± 1	Geographic Distribution
Weighted Average Remaining Term (mo.)	359 ± 1	(Other states account individually for less than
Weighted Average Loan Age (mo.)	1 ± 1	5% of the Cut-off Date principal balance.)
Weighted Average Original LTV	78.43% ± 1.00%	CA	35.29% ± 1.50%
Original LTV > 80 and no MI (whole pool)	0.00% ± 0.20%	FL	15.59% ± 1.50%
Non-Zero Weighted Average FICO	659 ± 2	NV	5.51% ± 1.50%

Prepayment Penalty (years)
None	41.54% ± 1.00%
0.001 - 1.000	3.60% ± 1.00%
1.001 - 2.000	2.22% ± 1.00%	Lien Position
2.001 - 3.000	52.64% ± 1.00%	First	100.00%

*     The Mortgage Loan data is shown herein as of the applicable Statistical Cut-Off Date for each Mortgage Loan. Mortgage
Loans may be removed from or added to the mortgage pool which may change its collateral principal balance by as much as 5% of the mortgage pool shown above.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Pool 1B (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Scheduled Principal Balances

($)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
0.01 to 50,000.00	2	$89,600.00	0.03%
50,000.01 to 100,000.00	33	2,663,906.96	1.01
100,000.01 to 150,000.00	77	9,936,110.75	3.76
150,000.01 to 200,000.00	113	19,854,068.71	7.50
200,000.01 to 250,000.00	114	25,898,876.78	9.79
250,000.01 to 300,000.00	104	28,739,139.62	10.86
300,000.01 to 350,000.00	87	28,144,683.54	10.64
350,000.01 to 400,000.00	63	23,523,605.05	8.89
400,000.01 to 450,000.00	49	20,590,616.88	7.78
450,000.01 to 500,000.00	50	23,840,090.00	9.01
500,000.01 to 550,000.00	31	16,167,559.86	6.11
550,000.01 to 600,000.00	21	12,170,042.94	4.60
600,000.01 to 650,000.00	21	13,191,571.93	4.99
650,000.01 to 700,000.00	9	6,089,277.16	2.30
700,000.01 to 750,000.00	8	5,745,800.00	2.17
750,000.01 to 800,000.00	7	5,440,000.00	2.06
850,000.01 to 900,000.00	3	2,607,200.00	0.99
900,000.01 to 950,000.00	2	1,857,500.00	0.70
950,000.01 to 1,000,000.00	9	8,914,252.48	3.37
1,000,000.01 to 1,250,000.00	4	4,707,874.87	1.78
1,250,000.01 to 1,500,000.00	2	2,762,000.00	1.04
1,500,000.01 to 1,750,000.00	1	1,631,000.00	0.62
Total:	810	$264,564,777.53	100.00%

Minimum:	$44,000
Maximum:	$1,631,000
Average:	$326,623

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Pool 1B (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Mortgage Rates

(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
4.501 to 5.000	1	$470,400.00	0.18%
5.001 to 5.500	3	1,118,800.00	0.42
5.501 to 6.000	14	7,695,268.00	2.91
6.001 to 6.500	58	22,572,088.97	8.53
6.501 to 7.000	239	77,676,218.29	29.36
7.001 to 7.500	212	68,365,272.31	25.84
7.501 to 8.000	157	47,784,606.91	18.06
8.001 to 8.500	68	22,798,376.38	8.62
8.501 to 9.000	46	12,947,414.86	4.89
9.001 to 9.500	12	3,136,331.81	1.19
Total:	810	$264,564,777.53	100.00%

Minimum:	4.615%
Maximum:	9.125%
Weighted Average:	7.303%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Pool 1B (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Original Terms to Stated Maturity

(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
301 to 360	810	$264,564,777.53	100.00%
Total:	810	$264,564,777.53	100.00%

Minimum:	360
Maximum:	360
Weighted Average:	360

Remaining Terms to Stated Maturity

(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
241 to 360	810	$264,564,777.53	100.00%
Total:	810	$264,564,777.53	100.00%

Minimum:	330
Maximum:	360
Weighted Average:	359

Seasoning

(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
None	443	$144,760,673.52	54.72%
1 to 12	366	119,471,704.01	45.16
25 to 36	1	332,400.00	0.13
Total:	810	$264,564,777.53	100.00%

Minimum:	0
Maximum:	30
Weighted Average:	1

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Pool 1B (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Original Loan-to-Value Ratio

(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
40.001 to 50.000	2	$1,849,024.87	0.70%
50.001 to 60.000	2	1,023,000.00	0.39
60.001 to 70.000	33	17,173,676.33	6.49
70.001 to 80.000	772	244,186,676.33	92.30
90.001 to 100.000	1	332,400.00	0.13
Total:	810	$264,564,777.53	100.00%

Minimum:	47.060%
Maximum:	95.000%
Weighted Average:	78.429%

Combined Loan-to-Value Ratio

(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
45.01 to 50.00	1	$600,000.00	0.23%
50.01 to 55.00	1	868,000.00	0.33
55.01 to 60.00	1	155,000.00	0.06
60.01 to 65.00	5	2,616,000.00	0.99
65.01 to 70.00	8	3,502,984.87	1.32
70.01 to 75.00	17	5,043,715.82	1.91
75.01 to 80.00	68	26,244,288.47	9.92
80.01 to 85.00	16	6,089,031.93	2.30
85.01 to 90.00	113	35,835,946.67	13.55
90.01 to 95.00	109	40,080,308.16	15.15
95.01 to 100.00	471	143,529,501.61	54.25
Total:	810	$264,564,777.53	100.00%

Minimum:	47.06%
Maximum:	100.00%
Non-Zero Weighted Average:	93.79%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Pool 1B (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Primary Mortgage Insurance Carrier

	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
GE	1	$332,400.00	100.00%
Total:	1	$332,400.00	100.00%

For loans with original Loan-to-Value ratio greater than 80%

Primary Mortgage Insurance Percentage

(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
30.00	1	$332,400.00	100.00%
Total:	1	$332,400.00	100.00%

For loans with original Loan-to-Value ratio greater than 80%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Pool 1B (continued)
Collateral characteristics are listed below as of the Cut-Off Date

FICO Score

	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
601 to 620	22	$6,406,871.06	2.42%
621 to 640	264	80,836,221.34	30.55
641 to 660	237	70,774,150.96	26.75
661 to 680	169	48,915,425.79	18.49
681 to 700	76	33,103,880.83	12.51
701 to 720	19	11,336,080.00	4.28
721 to 740	15	9,074,165.16	3.43
741 to 760	5	2,692,217.62	1.02
761 to 780	3	1,425,764.77	0.54
Total:	810	$264,564,777.53	100.00%

Minimum: Maximum: Weighted Average:	602 769 659

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Pool 1B (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Loan Purpose

	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Purchase	451	$142,138,064.02	53.73%
Cash Out Refinance	229	78,064,912.59	29.51
Rate/Term Refinance	130	44,361,800.92	16.77
Total:	810	$264,564,777.53	100.00%

Property Type

	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Single Family	465	$149,078,292.53	56.35%
Planned Unit Development	180	67,037,184.42	25.34
Condominium	93	26,074,776.19	9.86
Two-to-Four Family	72	22,374,524.39	8.46
Total:	810	$264,564,777.53	100.00%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Pool 1B (continued)
Collateral characteristics are listed below as of the Cut-Off Date

States - Top 10

	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
CA	235	$93,360,252.13	35.29%
FL	140	41,234,442.43	15.59
NV	41	14,579,581.64	5.51
NJ	33	12,990,611.00	4.91
AZ	44	12,809,658.50	4.84
VA	36	11,892,865.00	4.50
MD	31	11,263,892.83	4.26
IL	31	9,871,234.31	3.73
CO	30	8,703,096.17	3.29
WA	29	8,701,948.93	3.29
Other	160	39,157,194.59	14.80
Total:	810	$264,564,777.53	100.00%

Interest Only Loan Term

(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
0	100	$24,390,580.80	9.22%
60	31	13,519,711.96	5.11
120	679	226,654,484.77	85.67
Total:	810	$264,564,777.53	100.00%

Balloon Loan Flag

	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Balloon	1	$287,806.36	0.11%
Fully Amortizing	809	264,276,971.17	99.89
Total:	810	$264,564,777.53	100.00%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Pool 1B (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Prepayment Penalty Term in Years

(Years)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
None	337	$109,913,394.93	41.54%
0.333	5	1,402,698.87	0.53
0.500	5	1,616,320.00	0.61
1.000	20	6,512,770.00	2.46
2.000	19	5,864,093.23	2.22
3.000	424	139,255,500.50	52.64
Total:	810	$264,564,777.53	100.00%

Documentation Type

	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Stated Documentation	534	$171,299,840.75	64.75%
No Ratio Documentation	114	39,965,881.92	15.11
Full Documentation	88	27,654,756.28	10.45
No Documentation	73	24,924,298.58	9.42
Limited	1	720,000.00	0.27
Total:	810	$264,564,777.53	100.00%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Pool 1B (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Product Type

	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
5/25 ARM (LIBOR)	806	$263,219,977.53	99.49%
5/1 ARM (LIBOR)	4	1,344,800.00	0.51
Total:	810	$264,564,777.53	100.00%

Originator

	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
AURORA LOAN SERVICES LLC	763	$245,074,350.28	92.63%
WMC MORTGAGE CORP.	22	12,620,183.52	4.77
WEICHERT	4	2,186,800.00	0.83
FREEDOM MORTGAGE CORP	11	2,046,719.29	0.77
OPTION ONE MORTGAGE	5	1,621,210.96	0.61
FAMILY LENDING	2	457,048.78	0.17
ACT MORTGAGE CA	2	431,664.70	0.16
CAMERON FINANCIAL	1	126,800.00	0.05
Total:	810	$264,564,777.53	100.00%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Pool 1B (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Index

	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
1 Year LIBOR (WSJ/1 Mo Lead)	4	$1,344,800.00	0.51%
6 Month LIBOR (1st Business Day)	806	263,219,977.53	99.49
Total:	810	$264,564,777.53	100.00%

Gross Margin

(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
2.001 to 2.500	117	$50,442,435.39	19.07%
2.501 to 3.000	678	207,939,708.62	78.60
3.001 to 3.500	4	1,663,800.00	0.63
3.501 to 4.000	5	1,339,450.00	0.51
4.001 to 4.500	1	336,000.00	0.13
5.501 to 6.000	3	1,885,500.00	0.71
6.001 to 6.500	2	957,883.52	0.36
Total:	810	$264,564,777.53	100.00%

Minimum: 2.250%
Maximum: 6.250%
Weighted Average: 2.701%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Pool 1B (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Initial Periodic Rate Cap

(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
3.000	7	$2,579,094.48	0.97%
5.000	42	17,842,386.23	6.74
6.000	761	244,143,296.82	92.28
Total:	810	$264,564,777.53	100.00%

Minimum: 3.000%
Maximum: 6.000%
Weighted Average: 5.903%

Subsequent Periodic Cap

(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
1.000	45	$19,076,680.71	7.21%
2.000	765	245,488,096.82	92.79
Total:	810	$264,564,777.53	100.00%

Minimum: 1.000%
Maximum: 2.000%
Weighted Average: 1.928%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Pool 1B (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Maximum Rate

(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
11.001 to 11.500	3	$1,082,800.00	0.41%
11.501 to 12.000	11	3,472,168.00	1.31
12.001 to 12.500	62	25,283,486.80	9.56
12.501 to 13.000	249	82,505,425.64	31.19
13.001 to 13.500	215	68,944,972.01	26.06
13.501 to 14.000	148	45,245,883.08	17.10
14.001 to 14.500	64	21,946,295.33	8.30
14.501 to 15.000	46	12,947,414.86	4.89
15.001 to 15.500	12	3,136,331.81	1.19
Total:	810	$264,564,777.53	100.00%

Minimum: 11.115%
Maximum: 15.125%
Weighted Average: 13.304%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Pool 1B (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Floor

(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
2.001 to 2.500	102	$46,858,537.52	17.71%
2.501 to 3.000	7	1,260,387.02	0.48
3.001 to 3.500	4	778,881.05	0.29
3.501 to 4.000	4	983,450.00	0.37
4.001 to 4.500	1	336,000.00	0.13
4.501 to 5.000	1	470,400.00	0.18
5.001 to 5.500	2	786,400.00	0.30
5.501 to 6.000	13	7,163,368.00	2.71
6.001 to 6.500	43	15,930,688.97	6.02
6.501 to 7.000	195	60,132,363.11	22.73
7.001 to 7.500	183	52,608,236.78	19.88
7.501 to 8.000	135	39,846,023.08	15.06
8.001 to 8.500	63	21,610,295.33	8.17
8.501 to 9.000	45	12,663,414.86	4.79
9.001 to 9.500	12	3,136,331.81	1.19
Total:	810	$264,564,777.53	100.00%

Minimum: 2.250%
Maximum: 9.125%
Weighted Average: 6.400%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Pool 1B (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Next Rate Adjustment Date

	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
2009-10	1	$332,400.00	0.13%
2011-07	1	163,248.00	0.06
2011-08	1	207,208.00	0.08
2011-09	9	1,984,907.09	0.75
2011-10	4	1,080,983.02	0.41
2011-11	10	2,539,113.19	0.96
2011-12	10	3,515,283.00	1.33
2012-01	60	26,171,976.34	9.89
2012-02	60	22,325,721.20	8.44
2012-03	211	61,483,264.17	23.24
2012-04	443	144,760,673.52	54.72
Total:	810	$264,564,777.53	100.00%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.